Exhibit 10.19

SETTLEMENT AGREEMENT, WAIVER AND RELEASE

This Settlement Agreement and Release [the “Agreement”] is executed by and between Gregory R. Smith [“Smith”], and Calyxt, Inc., f/n/a Cellectis Plant Sciences [“Calyxt”] [sometimes jointly referred to as “the Parties”].

WHEREAS, Smith is a former employee of Calyxt; and

WHEREAS, Smith’s employment and compensation with Calyxt was governed by the terms of various employment documents, including, but not limited to, an April 24, 2015 Offer Letter, a September 9, 2015 Amended Equity Incentive Plan, and a September 9, 2015 Action by Written Consent of Shareholder; and

WHEREAS, on or about March 22, 2016, Smith’s employment with Calyxt ended; and

WHEREAS, Smith has raised various concerns and potential claims concerning his termination of employment with Calyxt; and

WHEREAS, Calyxt has denied all of Smith’s claims, and denies any wrongdoing whatsoever with respect to Smith or Smith’s employment with Calyxt; and

WHEREAS, Calyxt takes the position that Smith’s termination of employment was “for cause” within the meaning of the relevant employment documents; and

WHEREAS, Smith disputes Calyxt’s termination of his employment as being “for cause,” and intends to continue to publically represent to third parties that his termination was “not for cause”; and

WHEREAS, the Parties have successfully conciliated all disputes between them, and wish to enter into a settlement of all claims one against the other; and

WHEREAS, the Parties further wish to subsume the terms of the above-described Agreements, and any other Agreements between the Parties;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below, the adequacy and sufficiency of which are specifically acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Consideration. In full consideration of all claims and causes of action Smith has or may have against Calyxt (as more fully set forth in paragraph 2, below), Smith and Calyxt agree as follows: Calyxt agrees to pay to Smith a total gross sum of $43,750 less applicable income taxes. Said payment will be made as follows: Calyxt will mail to Smith’s attorney, as soon as reasonably possible following full expiration of the rescission periods described in paragraph 18, below, a check in the amount of $43,750.00 less the normal tax withholdings in the same manner as Calyxt withheld taxes while Smith was employed. The Parties agree and understand that this payment is made to Smith for his claimed wrongful discharge damages, including emotional distress damages.

Nothing in this Agreement is intended to negatively affect any claim by Smith for unemployment compensation benefits, beginning after March 22, 2016. Nothing in this Agreement violates Minn. Stat. § 268.192, Subd. 1a.

Smith agrees and understands that the payments set forth in this paragraph are the sole payments to be made by Calyxt to him or anyone on her behalf with respect to all claims set forth in paragraph 2, below. Calyxt will have no other liability or obligation to make other payments in this regard following execution of this Agreement.

2. Mutual Release of Claims. In consideration of the payment described in Paragraph 1, above, Smith hereby releases, acquits, and forever discharges Calyxt together with its predecessors, successors, assigns, agents, clients, directors, officers, fiduciaries, employees, representatives, attorneys, insurers, claim managers, divisions, subsidiaries, owners and affiliates (and agents, directors, officers, fiduciaries, employees, representatives, and attorneys of such divisions, subsidiaries owners and affiliates), and all persons acting by, through, under or in concert with any of them from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, controversies, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, medical fees or expenses and remedies of any type which Smith now has or hereafter may have by reason of any matter, cause, act or omission from the beginning of time until the execution of this Agreement, including without limiting the generality of the foregoing, claims, demands or actions for severance pay, breach of contract claims, claims for stock and/or stock options (or the vesting of stock or stock options), wrongful discharge claims, tortious interference with contract claims, or any claims under the Retirement Income Security Act (ERISA) (to the extent allowable by law), the Consolidated Omnibus Budget Reconciliation Agreement of 1985 (COBRA) (to the extent allowable by law), Title VII of the Civil Rights Act of 1964, the Older Workers Benefit Protection Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Fair Labor Standards Act, the Equal Pay Act, the Civil Rights Act of 1866, the Minnesota Human Rights Act, the Minnesota Whistle Blower Act, the Federal and State OSH Acts, the Minnesota Workers’ Compensation Act (to the extent allowable by law), any other federal, state or local statute or regulation regarding employment, discrimination in employment, or the termination of employment, and the common law of any state, and any and all claims or other liability or damage of any nature whatsoever which have arisen or might have arisen from any acts, omissions, events or circumstances including but not limited to, any claims for torts, defamation, statutory violations, assault, battery, invasion of privacy, defamation, intentional or negligent infliction of emotional distress, or other personal injuries arising under statute or common law.

Smith is not releasing or waiving any claims or rights that cannot be waived by law, including: (i) Smith’s right to file a charge with an administrative agency or to participate in an any agency investigation (though Smith waives the right to recover any money or other relief in connection with any such charge or investigation); (ii) any vested accrued benefits Smith may have in any employee retirement plan; (iii) Smith’s right to apply for state unemployment and/or workers’ compensation benefits; (iv) any rights or claims that may arise after the Agreement is signed (with the exception of claims for stock or stock options as described herein); and (iv) any rights Smith has under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).

In exchange for the waiver of claims described above, Calyxt releases Smith and his representatives, agents and attorneys from any and all claims that they have, had, or may have against Smith for all acts prior to the date of this Agreement.

3. Waiver of Rights to Equity Interest(s). In addition to the waivers described in paragraph 2, above, Smith specifically waives any and all rights or claims under the Equity Incentive Plan (as Amended) dated September 9, 2015, the Action by Written Consent of the Sole Stockholder in Lieu of a Special Meeting dated September 9, 2015, or any other document concerning stock options, vesting or granting of stock options, or any other document relating to an actual or claimed equity interest (whether potential, vested or unvested, earned or unearned) by Smith in Calyxt, its predecessors, successors, affiliates or related companies.

4. Representation by Calyxt. Calyxt represents that it has no current or pending initial public offerings of stock. The Parties recognize that Calyxt may, in the future, engage in an initial public offering of stock, and that said future initial public offering will not constitute a breach of this paragraph nor this Agreement.

5. Agreement not to Reapply. Smith agrees to never apply for employment or reemployment with Calyxt (or any of its affiliates), and understands that should he make such application and for any reason be hired, that Calyxt will have the right to terminate said employment simply by citing the terms of this Agreement.

6. Confidentiality of Terms. The Parties agree to keep the terms of this Agreement confidential. If questioned, each Party will simply state that any disagreements between the Parties have been satisfactorily resolved. Smith may disclose the terms of this Agreement as required by law, or to his spouse, attorneys, financial advisors, accountants or tax advisors, banking or mortgage institutions and as may be required by government agencies, after advising such party of this confidentiality provision. Calyxt may disclose the terms of this Agreement to the extent required by law, and to those in Calyxt’s organization (or to any vendors who have a need to know) who have a need to know the information. For purposes of this paragraph, “Calyxt” includes management employees, owners, directors, and officers.

The Parties agree and understand that this Confidentiality Agreement was a substantial inducement for each Party to enter into this Agreement, and that should either Party violate the terms of this Confidentiality paragraph, a material injury will result, and the non-breaching party will have the right to recoup its reasonable damages.

7. Non-Disparagement. The Parties agree not to disparage or defame one another. The Parties agree that if asked about the dispute between them, they will say that “we have resolved our differences in a mutually-satisfactory manner” or words to that effect. Smith agrees to direct all requests for references or employment verification to Ms. Delphine Jay (or her replacement), and Ms. Jay will only disclose dates of employment and last position held. Calyxt will provide no information regarding the nature of or reason for the end of the employment relationship. For purposes of this paragraph, “Calyxt” means Calyxt, its executive team, managers, and Human Resources Department.

8. Neutral Reference. Calyxt agrees that should it be contacted by any third party regarding a reference for Smith, it will provide a neutral reference consisting of confirmation of employment and dates of employment. Calyxt agrees to further inform any such third party that this neutral reference is being provided pursuant to Calyxt policy.

9. Non-Admission. This Agreement does not constitute an admission by Calyxt that it has violated any law or any of Smith’s legal rights, is liable to any other Party, or has engaged in any wrongdoing.

10. Assignment. This Agreement shall be binding on and inure to the benefit of the Parties and their successors and assigns. Smith may not transfer or assign his rights or obligations under this Agreement to any other person or entity without the express written authorization of Calyxt. Calyxt’s rights under this Agreement shall be freely assignable. Smith represents that he has not assigned, sold, transferred or otherwise conveyed any claim or cause of action he now has or claims to have against Calyxt to any other person or entity.

11. Medicare Representations. For purposes of this paragraph, “CMS” means the Centers for Medicare & Medicaid Services within the U.S. Department of Health and Human Services, including any agents, representatives, or contractors of CMS, such as the Coordination of Benefits Contractor (“COBC”) or Medicare Secondary Payer Recovery Contractor (“MSPRC”). “Conditional Payments” has the meaning ascribed to it under the MSP Statute and implementing regulations. “MMSEA” means the Medicare, Medicaid, and SCHIP Extension Act of 2007 (P.L. 110-173), which, in part, amended the Medicare Secondary Payer statute at 42 U.S.C. § 1395y(b)(7) and (8). This portion of MMSEA is referred to herein as “Section 111 of MMSEA.” “MSP Statute” means the Medicare Secondary Payer (“MSP”) statute. 42 U.S.C. § 1395y(b). “Released Matter” and “Released Matters” mean any released accident, occurrence, injury, illness, disease, loss, claim, demand, or damages subject to this Agreement and the releases herein. “Releasee” means Calyxt, as fully defined in paragraph 2 of this Agreement, above.

Smith represents and warrants that he is not enrolled in the Medicare program, was not enrolled in the Medicare program at the time of the Released Matters or thereafter through the date of this Agreement, and has not received Medicare benefits for medical services or items arising from or in connection with the Released Matters. Smith further represents and warrants that no Medicaid payments have been made to him or on her behalf and that no liens, claims, demands, subrogated interests, or causes of action of any nature or character exist or have been asserted arising from or related to any Released Matters. Smith further agrees that he, and not the Releasee, is responsible for satisfying all such liens, claims, demands, subrogated interests, or causes of action that may exist or have been asserted or that may in the future exist or be asserted.

Finally, Smith agrees to indemnify and hold harmless the Releasee from any and all claims, demands, liens, subrogated interests, and causes of action of any nature or character that have been or may in the future be asserted by Medicare and/or persons or entities acting on behalf of Medicare, or any other person or entity, arising from or related to this Agreement, the payment of the Settlement Sum, any Conditional Payments made by Medicare, or any medical expenses or payments arising from or related to any Released Matters that are subject to this Agreement or the release set forth herein, including but not limited to: (i) all claims for reimbursement of Conditional Payments or for damages or double damages based upon failure to reimburse Medicare for Conditional Payments; (ii) all claims for penalties based upon any failure to report, late reporting, or other noncompliance with Section 111 of MMSEA that is based in whole or in part upon late, inaccurate, or inadequate information provided to Releasee by Smith or upon any failure of Smith to provide information; and (iii) all Medicaid liens. This indemnification obligation includes all damages, double damages, fines, penalties, attorneys’ fees, costs, interest, and judgments incurred by or on behalf of Releasee in connection with such claims, subrogated interests, and causes of action.

12. Governing Law and Venue. This Agreement will be construed and interpreted in accordance with the substantive and procedural laws of the State of Minnesota and federal law (where appropriate), and any dispute arising hereunder shall be venued in the courts of the State of Minnesota, County of Hennepin, which shall have jurisdiction of any such dispute.

13. Entire Agreement. This Agreement constitutes the entire agreement between the Parties. Smith affirmatively states that he has not been given any promises, representations, or inducements to enter into this Agreement, other than those specifically contained in the Agreement itself. Calyxt affirmatively state that it has not given any promises, representations, or inducements for Smith to enter into this Agreement, other than those specifically contained in the Agreement itself.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose. Signature pages delivered by facsimile or as a PDF attachment to an email may be relied upon by the recipient as the original.

15. Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, the offending provision may be amended to the extent necessary to conform to applicable law, or, if it cannot be so amended without materially altering the intention of the Parties, it shall be severed herefrom. In either event, the remainder of the Agreement shall continue in full force and effect.

16. Waiver, Modification or Amendment. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or have any effect unless made in writing, signed by each Party or their duly authorized representatives, and specifying with particularity the nature and extent of such waiver, modification or amendment. Any waiver by any Party of any default of the other shall not affect or impair any right arising from a subsequent default. Nothing herein shall limit the rights and remedies of the Parties hereto under and pursuant to this Agreement, except as herein before set forth.

17. Actions. Smith represents that as of the date of his signing of this Agreement, he has not filed any charges, lawsuits, actions, complaints or demands waivable by private agreement against Calyxt, or any of Calyxt’s parents, subsidiaries, successors or assigns or any of its past or present officers, directors, employees, agents or representatives arising out of his employment with Calyxt or the termination of that employment.

18. Periods for Consideration and Rescission. Smith acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act and that this waiver and release is knowing and voluntary. The Parties agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date of Smith’s execution of this Agreement. Smith acknowledges that the consideration (payment) given for this Agreement is in addition to anything of value to which he was already entitled. Smith further acknowledges that he has been advised that: (a) he should consult with an attorney prior to executing this Agreement; and (b) he has up to twenty-one (21) days to consider whether to sign this Agreement, and the offer set forth herein will expire and be revoked automatically at the expiration of that consideration period. Nothing in this Agreement prevents Smith from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, costs or attorneys’ fees for doing so, unless specifically authorized by federal law.

Smith further understands that he has the right to rescind (cancel) this Agreement insofar as it releases claims under the Minnesota Human Rights Act within fifteen (15) calendar days of signing it, and that he has the right to rescind or cancel this Agreement insofar as it releases claims under the Age Discrimination in Employment Act within seven (7) calendar days of signing it. In order to be effective, the rescission must be in writing and delivered to Mr. Federico Tripodi, CEO, Calyxt Inc., 600 County Road D West, New Brighton, MN 55112. Such delivery may be made by hand or U.S. Mail. If delivered by U.S. Mail, the rescission must be postmarked within the applicable 15-day or 7-day period, properly addressed as set forth above, and sent by certified mail, return receipt requested. If Employee rescinds the release of claims under the Age Discrimination in Employment Act and/or the Minnesota Human Rights Act, then Calyxt shall be relieved from its obligations hereunder.

19. Declaration of Understanding. The Parties hereto declare that they have had the opportunity to review the terms of this Agreement with counsel of their choice, that the terms of this Agreement are fully understood, that they voluntarily accept those terms for the purpose of making a full and final compromise of all disputes between the Parties based on any right or obligation listed or contemplated by paragraphs 2 or 3 of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year written below.

Dated:	CALYXT, INC., F/N/A CELLECTIS PLANT SCIENCES, INC.

By:

Its:

Dated:	GREGORY R. SMITH